Supplement to
Prospectus Supplement dated November 13, 2001
(To Prospectus dated November 13, 2001)


                                  $9,117,749

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2001-C

                            Class B-2 Certificates

-------------------------
Carefully consider                  The Certificates:
the risk factors in
the prospectus                      o   This supplement relates to the
supplement and the                      offering of the Class B-2 Certificates
prospectus.                             of the Series referenced above. This
                                        supplement does not contain complete
The offered                             information about the offering of the
certificates represent                  Class B-2 Certificates. Additional
obligations of the                      information is contained in the
trust only and do not                   accompanying prospectus supplement
represent an interest                   dated November 13, 2001 prepared in
in or obligation of                     connection with the offering of Series
Vanderbilt Mortgage                     2001-C Certificates and in the related
and Finance, Inc.,                      prospectus dated November 13, 2001.
JPMorgan Chase                          You are urged to read this supplement,
Bank or any of their                    the prospectus supplement and the
affiliates (except to                   prospectus in full.
the extent of the
limited guarantee of                o   On the issuance date, the Original
the Class B-2                           Class Principal Balance of the Class
Certificates by                         B-2 Certificates was $20,117,749. As
Clayton Homes, Inc.).                   of January 25, 2002, the Class
                                        Principal Balance of the Class B-2
This supplement to                      Certificates was $20,117,749.
the prospectus                          $11,000,000 aggregate principal amount
supplement may be                       of Class B-2 Certificates has
used to offer and sell                  previously been sold pursuant to the
the certificates only if                accompanying prospectus and the
accompanied by the                      prospectus supplement.
prospectus
supplement and the                  o   Credit Suisse First Boston Corporation
prospectus.                             has agreed to purchase and offer
                                        $9,117,749 aggregate principal amount
-------------------------               of the Class B-2 Certificates from
                                        time to time as provided herein in
                                        negotiated transactions or otherwise
                                        at varying prices to be determined at
                                        the time of sale. The aggregate
                                        proceeds to the Seller from the sale
                                        of the Class B-2 Certificates are
                                        expected to be $8,765,860.87.

                                    o   It is expected that delivery of the
                                        Class B-2 Certificates will be made in
                                        book-entry form through the facilities
                                        of The Depository Trust Company.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          Credit Suisse First Boston

                               February 15, 2002

                   IMPORTANT NOTICE ABOUT INFORMATION IN THE
              PROSPECTUS, THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                          AND THIS SUPPLEMENT THERETO

         We tell you about the certificates in separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; (b) the prospectus supplement related to the particular terms of your series of certificates and (c) this supplement to the prospectus supplement providing additional information with respect to your certificates.

         If the terms of your series of certificates described in the prospectus supplement and this supplement vary from the prospectus, you should rely on the information in the prospectus supplement and this supplement. If the terms of your certificates described in this supplement vary from the prospectus supplement and prospectus, you should rely on the information in this supplement.

         You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                    REPORTS TO HOLDERS OF THE CERTIFICATES

         We will provide to the holders of certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates -- Reports to Certificateholders" in the prospectus supplement relating to your series.

                      WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You can read and copy the registration statement, as well as other filed documents, at the Securities and Exchange Commission's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

         Clayton Homes, Inc. has securities other than the certificates listed on the New York Stock Exchange. You may inspect reports and other information concerning those securities at the New York Stock Exchange.

         The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of the prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into the prospectus, the related prospectus supplement and this supplement thereto:

         o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.

         o Clayton Homes, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2001.

         We are also incorporating by reference into the prospectus, the related prospectus supplement and this supplement thereto:

         o any document filed by Vanderbilt Mortgage and Finance, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust; and

         o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of the prospectus and prior to the termination of the offering of the certificates issued by the trust.

         We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in the prospectus (other than certain exhibits to such documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3515. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin T. Clayton, President and Chief Executive Officer, telephone number: (865) 380-3000.

         This supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying prospectus supplement and prospectus. Certain capitalized terms used in this supplement are defined in the prospectus supplement or the prospectus.

                               THE CONTRACT POOL


         As of January 25, 2002 (the "Reference Date"), the Contract Pool included approximately 10,951 Contracts having an aggregate outstanding principal balance of approximately $410,136,162.

         The following table summarizes the delinquency and foreclosure experience of the Contracts as of the Reference Date.

                                                                                                    As of
                                                                                              January 25, 2002
                                                                                              ----------------
Total Number of Contracts Outstanding.................................................             10,951
Total Delinquencies as a Percent of Contracts Outstanding at Period End (1)...........
         31-59 days...................................................................             2.79%
         60-89 days...................................................................             0.70%
         90 days or more (excluding pending foreclosures).............................             0.23%
                                                                                              ----------------
Total Delinquencies...................................................................             3.72%
                                                                                              ================
-----------------
(1)      As a percentage of the total number of Contracts as of the Reference Date.



                   DESCRIPTION OF THE CLASS B-2 CERTIFICATES


         The Class B-2 Certificates are Subordinate Certificates. See "Description of the Certificates--Senior/Subordinate Structure" in the prospectus supplement. To the extent funds are available therefor, the Class B-2 Certificates will be entitled to receive interest and principal in the amount of the Available Distribution Amount as described in the prospectus supplement under "Description of the Certificates--Distributions". It is unlikely that the holders of the Class B-2 Certificates will receive distributions of principal on any Remittance Date prior to the Remittance Date on which the Class M-1 and Class B Principal Distribution Test is met. Additional information relating to distributions of certain payments in respect of principal with respect to the Class B-2 Certificates are set forth in the prospectus supplement under "Description of the Certificates--Distributions".

         Losses on Liquidated Contracts will be allocated as described in the prospectus supplement under "Description of the Certificates--Losses on Liquidated Contracts." However, the Class B-2 Certificates will have the benefit of the limited guarantee from Clayton Homes, Inc. ("Clayton") or the alternate credit enhancement. See "Description of the Certificates--Limited Guarantee of Clayton" and "Description of the Certificates--Alternate Credit Enhancement" in the prospectus supplement.

         As of the Reference Date, the Class Principal Balance of the Class B-2 Certificates was approximately $20,117,749.00, evidencing an undivided interest of approximately 4.90% in the then current principal balance of the Contracts. As of the Reference Date, the Senior Certificates had an aggregate principal balance of approximately $340,255,412.83 and evidenced in the aggregate a beneficial ownership interest of approximately 82.94% in the then current principal balance of the Contracts.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Remittance Date is included herein as Exhibit 1.

The Trustee

         JPMorgan Chase Bank, a New York banking corporation formerly known as The Chase Manhattan Bank, has its corporate trust offices at 450 West 33rd Street, 15th Floor, New York, New York 10001. Vanderbilt and its affiliates may engage in commercial transactions with the trustee from time to time.


                      YIELD AND PREPAYMENT CONSIDERATIONS

         See "Yield and Prepayment Considerations" in the prospectus supplement for information related to the Class B-2 Certificates. The information set forth in the table in the prospectus supplement entitled "Percent of the Original Principal Balance of the Class B-2 Certificates at the Respective Percentages of the Prepayment Model Set Forth Below" is subject to the assumptions set forth in "Yield and Prepayment--Assumptions" in the prospectus supplement.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective purchasers of the Class B-2 Certificates should consider carefully the income tax consequences of an investment in the Class B-2 Certificates discussed under "Certain Federal Income Tax Consequences" in the prospectus supplement and in the prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.


                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class B-2 Certificates should consider carefully the ERISA consequences of an investment in the Class B-2 Certificates discussed under "ERISA Considerations" in the prospectus, the prospectus supplement and herein, and should consult their own advisors with respect to those consequences.


                                    RATINGS

         The Class B-2 Certificates are currently rated "Baa2" by Moody's Investors Service, Inc. and "BBB" by Standard and Poor's. See "Certificate Rating" in the prospectus supplement.


                                USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Class B-2 Certificates will be added to the general funds of Vanderbilt.


                        LEGAL INVESTMENT CONSIDERATIONS

         The Class B-2 Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. "See Legal Investment Considerations" in the prospectus supplement.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in an agreement (the "Underwriting Agreement") between the Company and the Credit Suisse First Boston Corporation (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company the Class B-2 Certificates. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Class B-2 Certificates offered hereby if any Class B-2 Certificates are purchased.

         The distribution of the Class B-2 Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Class B-2 Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Class B-2 Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of any Class B-2 Certificates may be deemed to be underwriters and any profit on the resale of the Class B-2 Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriter may be required to make in respect thereof.

                                    EXPERTS

         The consolidated financial statements of Clayton Homes, Inc. as of June 30, 2000 and 2001, and for each of the three years in the period ended June 30, 2001, incorporated by reference herein, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              $9,117,749



                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer



                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2001-C


                            Class B-2 Certificates




                            ---------------------

                      SUPPLEMENT TO PROSPECTUS SUPPLEMENT

                            ---------------------



                          Credit Suisse First Boston


         You should rely only on the information contained or incorporated by reference in this supplement to the prospectus supplement, the prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2001-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates in any state where the offer is not permitted.

         We do not claim that the information in this supplement to the prospectus supplement, the prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a supplement to the prospectus supplement, prospectus supplement and prospectus when acting as underwriters of the Series 2001-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2001-C Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Class B-2 Certificates will be required to deliver a supplement to the prospectus supplement, prospectus supplement and prospectus for ninety days following the date of this supplement to the prospectus supplement.

                               February 15, 2002

                                   EXHIBIT 1

Chase Bank, Trustee                                                        Determination Date:         04-Feb-02
Manufactured Housing Contracts                                             Remittance Date:            07-Feb-02
Senior/Subordinated Pass-Through Certificates Series 2001 C                For the Period Ended:       25-Jan-02
                                                                           Lock-Out Date:                 Dec-06
Information for Clauses (a) through (s), Section 7.01 -
                                                                           Class I A-1                  Class I A-2
   (a)  Class I A and Class I B Distribution Amounts                         5,333,037.82                 353,516.63

   (b)  Formula Principal Distribution Amount
        (a) Scheduled Principal Due                                            738,799.05
        (b) Partial Prepayments Received                                       381,217.72
        (c) Principal Payments in Full (Scheduled Balance)                   4,031,579.89
        (d) Liquidated Contract Scheduled Balance                                    0.00
        (e) Section 3.05 Purchase Scheduled Balance                                  0.00
        (f) Previously Undistributed Shortfalls in (a) through (e)                   0.00
                                                                         -----------------             ------------------
Total Principal Distribution                                                  5,151,596.66                           0.00

   (c)  Interest Distribution                                                   181,441.16                     353,516.63
        Unpaid Interest Shortfall                                                     0.00                           0.00
                                                                         -----------------             ------------------
Total Interest Distribution                                                     181,441.16                     353,516.63

   (d)  Beginning Class I A and Class I B Principal Balance                 101,975,009.49                 100,170,000.00
        Less: Principal Distribution                                          5,151,596.66                           0.00
                                                                         -----------------             ------------------
        Remaining Class A and Class B Principal Balance                      96,823,412.83                 100,170,000.00

   (e)  Fees Due Servicer
        Monthly Servicing Fee                                                   432,591.42
        Section 8.06 Reimbursement Amount                                             0.00
        Section 6.02 Reimbursement Amount                                           140.00
        Reimburseable Fees                                                            0.00
                                                                         -----------------
Total Fees Due Servicer                                                         432,731.42




Information for Clauses (a) through (s), Section 7.01 -
                                                                            Class I A-3         Class I A-4          Class I A-5
   (a)  Class I A and Class I B Distribution Amounts                          240,771.67          427,937.93           97,875.00

   (b)  Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance
        (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                         ---------------    ----------------       --------------
Total Principal Distribution                                                        0.00                0.00                 0.00

   (c)  Interest Distribution                                                 240,771.67          427,937.93            97,875.00
        Unpaid Interest Shortfall                                                   0.00                0.00                 0.00
                                                                         ---------------    ----------------       --------------
Total Interest Distribution                                                   240,771.67          427,937.93            97,875.00

   (d)  Beginning Class I A and Class I B Principal Balance                57,100,000.00       86,162,000.00        18,000,000.00
        Less: Principal Distribution                                                0.00                0.00                 0.00
                                                                         ---------------    ----------------       --------------
        Remaining Class A and Class B Principal Balance                    57,100,000.00       86,162,000.00        18,000,000.00


Information for Clauses (a) through (s), Section 7.01 -
                                                                          Class I M-1     Class I B-1         Class I B-2
   (a)  Class I A and Class I B Distribution Amounts                        95,428.67       84,058.76           132,190.38

   (b)  Formula Principal Distribution Amount
        (a) Scheduled Principal Due
        (b) Partial Prepayments Received
        (c) Principal Payments in Full (Scheduled Balance)
        (d) Liquidated Contract Scheduled Balance
        (e) Section 3.05 Purchase Scheduled Balance
        (f) Previously Undistributed Shortfalls in (a) through (e)
                                                                          --------------   --------------       --------------
Total Principal Distribution                                                        0.00             0.00                 0.00

   (c)  Interest Distribution                                                  95,428.67        84,058.76           132,190.38
        Unpaid Interest Shortfall                                                   0.00             0.00                 0.00
                                                                          --------------   --------------       --------------
Total Interest Distribution                                                    95,428.67        84,058.76           132,190.38

   (d)  Beginning Class I A and Class I B Principal Balance                16,940,000.00    14,823,000.00        20,117,749.00
        Less: Principal Distribution                                                0.00             0.00                 0.00
                                                                          --------------   --------------       --------------
        Remaining Class A and Class B Principal Balance                    16,940,000.00    14,823,000.00        20,117,749.00




                                                         No. of        Unpaid Principal
   (f)  Delinquency as of the Due Period                Contracts          Balance
          31-59 Days Delinquent                           305             11,147,454
          60-89 Days Delinquent                            77              2,746,142
          90+ Days Delinquent                              25                992,387

        3-Month Avg Thirty-Day Delinquency Ratio      2.80%
        3-Month Avg Sixty-Day Delinquency Ratio       0.61%

                                                         No. of         Unpaid Principal
                                                       Contracts            Balance

         Delinquency as of Calendar Month End

          31-59 Days Delinquent                           131              4,498,122
          60-89 Days Delinquent                            53              1,827,924
          90+ Days Delinquent                              20                821,873

        3-Month Avg Thirty-Day Delinquency Ratio                         1.46%
        3-Month Avg Sixty-Day Delinquency Ratio                          0.44%

        Acquisition Loss Amount

        Current Month Acquisition Loss Amount             7,866
        Cumulative Acquisition Loss Amount                7,866

        Current Realized Loss Ratio                   0.01%
        Cumulative Realized Loss Ratio                0.00%

   (g)  Section 3.05 Repurchases                                                    0.00

   (h)                    Pool Factor           Original Balance           Rate
         Class I A-1        0.87861536             110,200,000.00         2.0663%
         Class I A-2        1.00000000             100,170,000.00         4.2350%
         Class I A-3        1.00000000              57,100,000.00         5.0600%
         Class I A-4        1.00000000              86,162,000.00         5.9600%
         Class I A-5        1.00000000              18,000,000.00         6.5250%
         Class I M-1        1.00000000              16,940,000.00         6.7600%
         Class I B-1        1.00000000              14,823,000.00         6.8050%
         Class I B-2        1.00000000              20,117,749.00         7.8850%

   (i)  Class R Distribution Amount                                         1,700,489.46
        Reposession Profits                                                         0.00

   (j)  Principal Balance of Contracts in Repossession                        414,899.10

   (k)  Aggregate Net Liquidation Losses                                            0.00

   (l)  (x) Class B-2 Formula Distribution Amount                             132,190.38
        (y) Remaining Amount Available                                      1,832,679.84
                                                                         ---------------
        Amount of (x) over (y)                                                      0.00

   (m)  Class B-2 Liquidation Loss Amount                                           0.00

   (n)  Guarantee Payment                                                           0.00

   (o)  Unadvanced Shortfalls                                                       0.00


Chase Bank, Trustee                                                        Determination Date:                          4-Feb-02
Manufactured Housing Contracts                                             Remittance Date:                             7-Feb-02
Senior/Subordinated Pass-Through Certificates Series 2001 C                For the Period Ended:                        5-Jan-02
                                                                           Lock-Out Date:                                 Dec-06

                                                                      No.      $
   (p)  Units repossessed                                             11      322,368.59

   (q)  Principal Prepayments paid                                          4,412,797.61

   (r)  Scheduled Principal Payments                                          738,799.05

   (s)  Weighted Average Interest Rate                                            10.76%


Chase Bank, Trustee                                                        Determination Date:                          4-Feb-02
Manufactured Housing Contracts                                             Remittance Date:                             7-Feb-02
Senior/Subordinated Pass-Through Certificates Series 2001 C                For the Period Ended:                        5-Jan-02
                                                                           Lock-Out Date:                                 Dec-06

                    Computation of Available Distribution Amount

(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt                 8,439,549.92
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st             725,899.81

(ii)  Monthly Advance made                                                             0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                              7,840.32
(iii) Section 5.05 Certificate Fund Income-SubServicer-21st                          725.15

(v)   Principal due Holders                                                            0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                                245,658.53
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                           30,318.93


(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                           0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                             0.00
   (iii) Monthly Servicing Fee                                                   432,591.42
   (iv)  Reimburseable Liquidation Expenses                                          140.00
   (v)   Section 6.04 (c) reimbursement                                                0.00
   (vi)  Section 8.06 reimbursement                                                    0.00
   (vii) Amounts not required to be deposited-SubServicer-21st                         0.00

Total Due Servicer                                                               432,731.42

Available Distrubution Amount-Vanderbilt                                       7,769,000.29
Available Distrubution Amount-SubServicer-21st                                   696,306.03

To Class A and B                                                               6,764,816.86

Monthly Excess Cashflow                                                        1,700,489.46

Weighted Average Remaining Term (months)                                             216.00

                   Scheduled Balance Computation

                   Prior Month Balance                                       415,287,758.49


                   Current Balance                        410,254,861.81
                                 Adv Principal                 59,021.02
                                 Del Principal                177,721.00
                   Pool Scheduled Balance                                    410,136,161.83


                   Principal Payments in Full              4,031,579.89
                   Partial Prepayments                       381,217.72

                   Scheduled Principal                       738,799.05

                   Collateral Balance                                        410,254,861.81
